Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Christopher Schreiber Taglich Brothers, Inc. Investor Relations Counsel 800.383.8464 cs@taglichbrothers.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS THIRD QUARTER
SALES INCREASE 76% OVER PRIOR-YEAR PERIOD

MORRISVILLE, N.C. – October 25, 2012 – Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced that net sales for the three and nine months ended September 30, 2012 increased 76% and 61%, respectively, over the prior-year periods.

Financial Highlights:

•	Q3 net sales increased 76% to $5.1 million vs. $2.9 million in Q3 2011

•	Q3 net income of $124,000 after approximate $684,000 incremental year-over-year investment in consumer-direct business models, vs. prior-year period net income of $110,000

•	$11.9 million cash and investments and no long-term debt at 9/30/12

•	Q3 positive cash flow from operations of $689,000, year to date of $2.1 million

Net sales for the three months ended September 30, 2012 increased 76% to approximately $5.1 million, compared with approximately $2.9 million in sales during the corresponding period of the previous year.  Loose moissanite gemstone sales increased 71% to approximately $3.8 million, compared with approximately $2.2 million in the corresponding period of the previous year.  Finished jewelry sales increased 90% to approximately $1.3 million, compared with approximately $682,000 in the corresponding period of the previous year.

Net sales for the nine months ended September 30, 2012 increased 61% to approximately $14.3 million, compared with approximately $8.9 million in sales during the corresponding period of the previous year.  Loose moissanite gemstone sales increased 43% to approximately $10.3 million, compared with approximately $7.2 million in the corresponding period of the previous year.  Finished jewelry sales increased 147% to approximately $4.0 million, compared with approximately $1.6 million in the corresponding period of the previous year.

The Company recorded net income of $124,000, or $0.01 per diluted share, in the third quarter of 2012, representing an approximate $14,000 improvement relative to net income of $110,000, or $0.01 per diluted share, in the third quarter of 2011.  For the first nine months of 2012, the Company recorded net income of $296,000, or $0.01 per diluted share, representing an approximate $526,000 improvement relative to a net loss of $230,000, or $0.01 per share, in the corresponding period of the prior year.

Operating expenses increased $647,000, or 29%, and $2.7 million, or 46%, during the third quarter and nine months ended September 30, 2012, respectively, when compared to the same periods of 2011.  Of these increases, sales and marketing expenses increased $673,000, or 67%, and $2.5 million, or 113%, during the third quarter and nine months ended September 30, 2012, respectively, when compared with the same periods in 2011.  These increases were primarily due to the Company’s ongoing investments in marketing and branding initiatives to better position Charles & Colvard’s product lines in the marketplace, as well as marketing investments and key strategic personnel additions in support of its direct-to-consumer Moissanite.com e-commerce and Lulu AvenueTM home party businesses.

“Continued top-line revenue growth in the first three quarters of 2012 in excess of 60% over the prior-year period validates we are on the right track,” commented Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “I am extremely excited with our results as we continue to position our company to become a powerful collection of brands through multiple sales channels.

“We continue to invest in our direct-to-consumer retail channels, Lulu AvenueTM and Moissanite.com, in order to provide Charles & Colvard with potential significant future revenue, profitability, and shareholder value.  Recently, we accomplished several important initiatives that build upon their foundation to help achieve these goals.  First, as reported this week, we formally announced entering into an exclusive services and licensing agreement with JudeFrances Jewelry, Inc.  Under the agreement, JudeFrances will custom design fashion and moissanite jewelry for Lulu AvenueTM.  This provides Lulu AvenueTM the ability through JudeFrances, the coveted designer jewelry brand known for stunning designs and high-quality pieces, to offer exclusive jewelry designs available nowhere else.  It is the point of differentiation that positions Lulu AvenueTM ahead of others and excites both consumers and women searching for unique business ownership opportunities.

“Second, we recently replaced Moissanite.com with a completely redesigned new site, just in time for the upcoming holiday season.  The new site is targeted to provide an enhanced user experience and leverage cutting-edge technologies designed to concurrently launch advertising campaigns to help drive traffic to the site while converting more traffic into sales.  In the coming months leading up to the holidays, we plan to continue to add functionality and product assortment, including a broader selection of finished jewelry featuring our Forever Brilliant® color-enhanced gemstone, which should further assist in increasing the awareness of moissanite.

“In addition to our direct-to-consumer retail channels, our wholesale channel continues to grow.  Last quarter, we launched our new Forever Brilliant® color-enhanced moissanite gemstone during the JCK jewelry trade show in Las Vegas, the largest U.S. jewelry industry trade show.  The industry response was strong, and we ended the second quarter with a backlog of orders that we continued to fulfill throughout the third quarter resulting in Forever Brilliant® being over 25% of our loose gemstone sales.  We expect demand for our Forever Brilliant® loose gemstone and finished jewelry to continue to grow, both in our wholesale channel and on Moissanite.com, as production accelerates, more finished jewelry styles are featured, and awareness increases.  Our partnership with Jewelry Television (JTV) also is flourishing, with revenue up over 675% in the third quarter of 2012 over the prior-year period and plans to increase show hours in the fourth quarter.  Lastly, third quarter sales are up 64% to our five primary U.S. wholesale distributors that, in joint advertising initiatives on which we are partnering, plan to distribute moissanite-only finished jewelry catalogs which we believe will provide opportunity for further growth.

“Charles & Colvard continues positioning to reach many different demographics with multiple price points by broadening the base of both products and outlets to service many more jewelry consumers as we strengthen the foundation of the company.  We look forward optimistically to this holiday season as well as 2013 and beyond with these expanded strategies in play,” concluded McCullough.

Financial Position

Cash and liquid long-term investments totaled $11.9 million at September 30, 2012, up from approximately $10.5 million at December 31, 2011, and the Company had no long-term debt outstanding as of September 30, 2012.  Cash generated from operations totaled $689,000 and $2.1 million during the three and nine months ended September 30, 2012, respectively.  During the third quarter of 2012, the primary drivers of positive cash flow were the Company’s net income of $124,000 that included $565,000 of net non-cash expenses, a net decrease in inventory of $580,000, an increase in trade accounts payable of $189,000, and a net increase in accrued liabilities of $65,000.  These factors more than offset an increase in trade accounts receivable of $718,000, an increase in interest receivable of $7,000, and an increase in prepaid expenses and other assets of $108,000.

During the nine months ended September 30, 2012, the primary drivers of positive cash flow were the Company’s net income of $296,000 that included $1.8 million of net non-cash expenses, a net decrease in inventory of $1.3 million, and an increase in interest receivable of $3,000.  These factors more than offset an increase in trade accounts receivable of $502,000, an increase in prepaid expenses and other assets of $282,000, a decrease in trade accounts payable of $128,000, and a net decrease in accrued liabilities of $440,000.

Total inventory, including long-term and consignment inventory, approximated $33.7 million as of September 30, 2012, which was down from approximately $35.0 million at the end of 2011 primarily as a result of sales, offset in part by purchases during the quarter of jewelry castings, findings, and other jewelry components; fashion finished jewelry in support of the Company’s home party direct sales business; and production of moissanite gemstones.  Net trade accounts receivable approximated $6.0 million at the end of the third quarter of 2012, down $108,000 from the end of 2011.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EDT today, October 25, 2012, to discuss its third quarter and first nine months of 2012 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard,

Ltd. Conference Call” a few minutes before 11:15 a.m. EDT on Thursday, October 25, 2012.  The call will also be broadcast live on the Internet at www.visualwebcaster.com/event.asp?id=89847.

A replay of the conference call will be available one hour after the call until 9:00 a.m. EDT on Friday, November 2, 2012 by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 10018810.

The conference call will also be archived for review on the Internet at www.visualwebcaster.com/event.asp?id=89847 and on the Company’s website at www.charlesandcolvard.com until Friday, November 2, 2012.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.”  For more information, please visit www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; our ability to fulfill orders on a timely basis; dependence on a limited number of customers; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; intense competition in the worldwide jewelry industry; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent reports filed with the SEC.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)

Charles & Colvard, Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$5,076,364	$2,891,109	$14,312,976	$8,862,945
Costs and expenses:
Cost of goods sold	2,092,734	819,309	5,763,179	3,444,465
Sales and marketing	1,678,779	1,005,600	4,764,595	2,238,866
General and administrative	1,192,278	1,191,857	3,834,744	3,510,232
Research and development	1,490	28,476	18,279	71,982
Loss on abandonment of assets	-	-	-	94,408
Total costs and expenses	4,965,281	3,045,242	14,380,797	9,359,953
Income (loss) from operations	111,083	(154,133)	(67,821)	(497,008)
Other income (expense):
Interest income	16,002	21,062	57,690	62,320
Interest expense	(335)	(456)	(939)	(718)
Loss on call of long-term investments	-	-	-	(2,913)
Total other income	15,667	20,606	56,751	58,689
Income (loss) before income taxes	126,750	(133,527)	(11,070)	(438,319)
Income tax net (expense) benefit	(3,125)	243,182	307,421	208,272
Net income (loss)	$123,625	$109,655	$296,351	$(230,047)

Net income (loss) per common share:
Basic	$0.01	$0.01	$0.02	$(0.01)
Fully diluted	$0.01	$0.01	$0.01	$(0.01)

Weighted average number of shares used in computing net income (loss) per common share:
Basic	19,638,610	19,540,214	19,558,152	19,437,360
Fully diluted	20,017,147	19,791,217	19,942,891	19,437,360

Charles & Colvard, Ltd.
Consolidated Balance Sheets
(unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$10,683,325	$6,701,701
Accounts receivable, net	5,956,805	6,064,764
Interest receivable	8,757	12,109
Inventory, net	6,879,156	6,849,592
Prepaid expenses and other assets	703,144	419,729
Total current assets	24,231,187	20,047,895
Long-term assets:
Held-to-maturity investments	1,256,411	3,760,399
Inventory, net	26,808,356	28,157,497
Property and equipment, net	1,782,860	1,420,971
Intangible assets, net	243,189	248,812
Other assets	12,616	13,746
Total long-term assets	30,103,432	33,601,425
TOTAL ASSETS	$54,334,619	$53,649,320

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$933,087	$1,060,937
Accrued cooperative advertising	438,000	213,000
Accrued expenses and other liabilities	271,363	581,009
Total current liabilities	1,642,450	1,854,946
Long-term liabilities:
Accrued income taxes	385,877	741,645
Total liabilities	2,028,327	2,596,591
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	53,314,107	52,833,716
Additional paid-in capital – stock-based compensation	8,244,698	7,767,877
Accumulated deficit	(9,252,513)	(9,548,864)
Total shareholders’ equity	52,306,292	51,052,729
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,334,619	$53,649,320

Charles & Colvard, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$296,351	$(230,047)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	423,419	201,340
Amortization of bond premium	3,988	3,335
Stock-based compensation	801,119	686,945
Provision for uncollectible accounts	373,396	300,985
Provision for sales returns	237,000	(45,000)
Provision for inventory reserves	5,000	(138,000)
Loss on abandonment of assets	-	94,408
Loss on call of long-term investments	-	2,913
Changes in assets and liabilities:
Accounts receivable	(502,437)	(38,359)
Interest receivable	3,352	(11,146)
Income tax receivable	-	113,030
Inventory	1,314,577	932,813
Prepaid expenses and other assets, net	(282,285)	72,718
Accounts payable	(127,850)	168,906
Accrued cooperative advertising	225,000	34,000
Accrued income taxes	(355,768)	(208,273)
Other accrued liabilities	(309,646)	(102,101)
Net cash provided by operating activities	2,105,216	1,838,467

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(738,341)	(865,942)
Purchases of long-term investments	-	(6,245,625)
Proceeds from call of long-term investments	2,500,000	2,250,000
Patent, license rights, and trademark costs	(41,344)	(34,952)
Net cash provided by (used in) investing activities	1,720,315	(4,896,519)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	156,093	46,872
Share repurchases	-	(335,197)
Net cash provided by (used in) financing activities	156,093	(288,325)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,981,624	(3,346,377)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,701,701	7,736,044
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,683,325	$4,389,667

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$939	$718
Cash paid during the year for income taxes	$12,221	$-

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